School Specialty, Inc.

Fiscal 2014 Second Quarter Update
December 18, 2013



School Specialty

Safe Harbor Statement/Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about future financial conditions, results of operations, expectations, plans, or prospects, including the information in the heading "FY14 Financial Outlook", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 27, 2013, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

The Company adopted fresh start accounting and reporting effective June 11, 2013, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the financial position of the Successor Company with no beginning retained earnings or accumulated deficit. Any financial statement presentation of the Successor Company represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company's capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting.

Accordingly, in addition to providing the GAAP analysis for the second fiscal quarter, this presentation includes a non-GAAP analysis entitled "Non-GAAP Financial Information – Combined Results" for the 26 weeks ended October 26, 2013. Non-GAAP Financial Information – Combined Results combines GAAP results of the Successor Company for the twenty weeks ended October 26, 2013 and GAAP results of the Predecessor Company for the six weeks ended June 11, 2013. Management's non-GAAP analysis compares the Non-GAAP Financial Information – Combined Results to the Predecessor Company's GAAP results for the six months ended October 27, 2012 through net income.

Management believes that the presentation of the combined results offers a useful non-GAAP normalized comparison to GAAP results of the Predecessor Company for the three months ended July 27, 2013.

This presentation also includes a presentation of Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is used by management as a measure for judging the company's operating performance and for estimating the company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies.

A reconciliation of the combined results to the most directly comparable GAAP measures and of Adjusted EBITDA to combined net income is included in this Fiscal 2014 Second Quarter Update dated December 18, 2013.

School Specialty

Agenda

- About School Specialty
- FY14 – 2Q and 1H Financial Results
- Market Overview
- Process Improvement Program Update
- FY14 Financial Outlook

About School Specialty

- A leading education company serving all grade levels (PreK-12) and an estimated 70% of all schools
- Founded in 1959 and headquartered in Greenville, WI with facilities located throughout the U.S.
- One of the nation's largest suppliers of educational supplies, furniture and standards-based curriculum solutions
- Over 1,500 employees dedicated to fostering a better learning environment for teachers and our children
- A domestic sales force of over 400 and an unparalleled nationwide distribution network
- Publicly traded on the OTCQB under the ticker symbol "SCOO"


Brighter Future
At School Specialty, we are working today to create a better tomorrow for you, your students and their future.

School Supplies	Furniture & Equipment	Technology Solutions
Science	Math	Literacy & Intervention
Early Childhood	Planning & Student Development	Arts Education
Physical Education & Health	Special Needs	Career & Technical Education

School Specialty

Two Business Segments with Diverse Product Offerings

Distribution (formerly Educational Resources)		Curriculum (formerly Accelerated Learning)
Basic School Supplies	**School/Office Furniture**	**Curriculum Solutions**

Distribution (formerly Educational Resources)

Basic School Supplies

- Classroom supplies
- Office products
- Janitorial and sanitation supplies
- School equipment
- Classroom technology
- Paper
- Supplemental learning materials
- Teaching resources
- Art supplies
- Early childhood products
- Physical education equipment
- Special needs equipment

School/Office Furniture

- Classroom furniture
- Library furniture
- Cafeteria furniture
- Office furniture
- Shelves, benches and other fixed furniture
- Projects by Design

Curriculum (formerly Accelerated Learning)

Curriculum Solutions

- Core focus in Science, Math and Reading
- Standards-based curriculum products
- Supplemental curriculum materials
- Instructional programs
- Academic planning and organization solutions
- Coordinated student health
- Student assessment tools

SSI's Diverse Product Offering - A Key Competitive Strength

SSI provides convenience and value to its customers by carrying its own proprietary offerings as well as household names such as Crayola, Elmer's and 3M.

SSI is a ***one-stop solution*** *for its customers.*

SSI's Competitive Strengths

- **A market leader in a fragmented industry** – our scale and scope of operations provides several advantages including a broader product offering, increased purchasing power, a national distribution network and the ability to manage the seasonality and peak shipping requirements of the school purchasing cycle.

- **Most comprehensive product offering and premier brands** – We are the only national provider of a broad range of supplemental educational supplies, products and equipment that meets substantially all of the needs of schools and teachers in the preK-12 education market.

- **Strong customer reach and relationships** – we reach our customers through the industry's largest sales force who provide a comprehensive product offering through multiple print and digital mediums. In FY13, we estimate that we sold products to approximately 70% of the estimated 130,000 schools in the United States.

- **Highly diversified business mix** – our broad product portfolio and geographic reach minimize our concentration and exposure to any one school district, state, product or supplier. In FY13, our top 10 school district customers accounted for less than 10% of our sales and our top 100 products less than 11% of sales.

- **Strong repeat business** – over 70% of our revenues are derived from the sale of consumable products, which typically need to be replaced each year. We continue to maintain strong relationships with schools, school districts and other customers and believe our retention rate is over 90% in a highly competitive business.

Building a Platform for Sustainable Growth

School Specialty

Fiscal 2014

2nd Quarter and First Half Highlights

CEO Commentary

"We are taking aggressive steps to realign our infrastructure and have improved both our capital structure and balance sheet to be in a position to capitalize on potential positive market dynamics."

Key Observations:

- Business has stabilized post emergence from Chapter 11
- Supplies and Furniture showing increased order flow (up y-o-y in Q2 FY14)
- Q1 delayed revenue recognized in Q2, as expected
- Process Improvement Program initiated in September and is gaining traction
- Planned SG&A savings on track to be realized in FY14 and into next year
- Balance Sheet improving - strong working capital management and cash generation
- ABL fully repaid in early November (expect it to remain undrawn until next purchasing cycle)
- Resolution of disputed Bayside make-whole payment achieved in October 2013

School Specialty

FY14 2Q Highlights

Fiscal '14 2nd Quarter Highlights:

- Revenues increased $8.7 million or 3.7% to $245.6 million
  - Distribution segment revenues increased $11.6 million or 6.8% to $182.8 million
  - Curriculum segment revenues decreased $2.8 million or 5.3% to $62.8 million
  - Delayed orders in Q1 realized in Q2; order tempo appears to have stabilized
  - Supplies and furniture revenues up over Q2 last year and slightly ahead of internal forecasts
- Gross margin of 37.9% vs. 39.1%, down 120 bps
  - Decline driven by reduced vendor rebates (coming out of Chapter 11) and product mix shift (higher margin Curriculum business represented a lower % of sales)
- SG&A increased $4.3 million to $71.7 million
  - Transportation and warehouse expense higher due to the volume shift from Q1 to Q2
  - Eliminated furloughs that occurred the prior year
  - Higher depreciation associated with fresh start accounting and the sale of commercial printing business
  - $2.6 million of reorganization related costs and professional service fees that are not expected to recur
- Net income of $14.7 million vs. $14.1 million
- Adjusted EBITDA of $32.9 million vs. $34.2 million

FY14 Six Month Highlights

Fiscal '14 Six Month Highlights:

- Combined revenues decreased $41.2 million or 8.4% to $447.8 million (in line with forecast)
  - Distribution segment revenues decreased $27 million or 7.8%; mostly a result of Q1 shortfall related to Ch. 11
  - Curriculum segment revenues decreased $13.9 million or 9.7%; $8.5 million decline in student planner/agenda business and $5 million related to large orders in FY13 that were not expected to recur
  - Order flow in Q2 normalized and revenues for FY14 on track with prior guidance
- Combined gross margin of 39.4% vs. 40.1%, down 70 bps driven by lower vendor rebates, product mix shift and higher product development amortization
- Combined SG&A decreased $6.2 million to $136.3 million
  - Decline in transportation, warehouse, and selling expenses vs. last year due to lower volumes
  - Headcount down 9% on a year-on-year comparison
  - Combined SG&A impacted by $3.8 million of reorganization related costs which are not expected to recur
- Net income of $107.7 million vs. $32.5 million
- Adjusted EBITDA of $61.2 million vs. $71.8 million

School Specialty

Consolidated Combined Statement of Operations

In Thousands
Unaudited / Non-GAAP

	Successor Company	Predecessor Company	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Three Months Ended October 26, 2013	Three Months Ended October 27, 2012	Twenty Weeks Ended October 27, 2013	Six Weeks Ended June 11, 2013	Six Months Ended October 26, 2013	Six Months Ended October 27, 2012
Revenues	$ 245,629	$ 236,866	$ 389,128	$ 58,697	$ 447,825	$ 489,005
Cost of revenues	152,424	144,166	236,165	35,079	271,244	292,708
Gross profit	93,205	92,700	152,963	23,618	176,581	196,297
Selling, general and administrative expenses	71,713	67,364	108,819	27,473	136,292	142,480
Restructuring charges	2,249	-	3,606	-	3,605	-
Operating income	19,243	25,336	40,539	(3,855)	36,684	53,817
Other expense:						
Impairment long-term asset	-	1,414	-	-	-	1,414
Interest expense	4,605	9,315	7,426	3,235	10,661	19,281
Change in fair value of interest rate swap	622	-	622	-	622	-
Refund of early termination fee	(4,054)	-	(4,054)	-	(4,054)	-
Reorganization items, net	3,367	-	4,647	(84,799)	(80,152)	-
Income before provision for income taxes	14,703	14,607	31,898	77,709	109,607	33,122
Provision for income taxes	6	343	258	1,641	1,899	602
Income before income of unconsolidated affiliate	14,697	14,264	31,640	76,068	107,708	32,520
Income of unconsolidated affiliate	-	(137)	-	-	-	(18)
Net income	$ 14,697	$ 14,127	$ 31,640	$ 76,068	$ 107,708	$ 32,502

School Specialty

Adjusted EBITDA Comparisons

In Thousands
Unaudited / Non-GAAP

	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Three Months Ended October 26, 2013	Three Months Ended October 27, 2012	Six Months Ended October 26, 2013	Six Months Ended October 27, 2012
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income	$ 14,697	$ 14,127	$ 107,708	$ 32,502
Equity in (income)/losses of unconsolidated affiliate	-	137	-	(18)
Provision for income taxes	6	343	1,899	602
Reorganization items, net	3,367	-	(80,152)	-
Impairment long-term asset	-	1,414	-	1,414
Bankruptcy related restructuring costs	2,249	-	3,605	-
Bankruptcy-related costs incl in SG&A	2,568	-	3,807	-
Change in fair value of interest rate swap	622	-	622	-
Early termination fee	(4,054)	-	(4,054)	-
Depreciation and amortization expense	6,613	6,969	12,463	13,985
Amortization of development costs	2,199	1,926	4,596	3,994
Net interest expense	4,605	9,315	10,661	19,281
Adjusted EBITDA	$ 32,872	$ 34,231	$ 61,155	$ 71,760

Balance Sheet Review

Key Highlights as of October 26, 2013

- Outstanding ABL facility balance was $3.9 million
  - ABL paid in full the week after quarter end; expect $0 balance until next purchasing cycle
  - Company comfortable with balance sheet and liquidity
- Outstanding balance on Term Loan Credit Agreement was $144.6 million
  - $1.4 million reflected as currently maturing, long-term debt
- Deferred cash payment obligations payable in December 2019
  - Preliminary estimates for obligations are $11.7 million, subject to revision, as claims reconciliation process concludes

CAPITALIZATION	
($'s in millions)	Book Value 10/26/13
Cash	11
New ABL Facility, maturing in 2018	4
New Term Loan, maturing in 2019	145
Total 1st Lien Debt	149
Net 1st Lien Debt	**138**
Deferred Cash Payment Obligations, maturing in 2019	12
Total Debt	161
Net Debt	**150**
Total Stockholders' Equity	152
Total book capitalization	**313**

Balance Sheet Review – Cont'd

- Improvements in prepaid expenses
  - Company realized approximately $14 million reduction in prepaid inventory (one-time cash generation)
  - Prepaid expenses and other current assets line item includes prepaid inventory (products purchased on a cash-in-advance basis due to bankruptcy)
  - SSI does not expect to be on cash-in-advance terms going forward

- Continued improvements in inventory management
  - Inventory balance declines from $85 million to $68 million, a 20% improvement
  - Decline due to lower sales volumes and SKU rationalization program efforts
  - Expect to generate further cash through Process Improvement Programs

- Accounts receivable increased by $3 million year-over-year
  - Increase related to additional Q2 revenue over last year

- Accounts payable declined by $38 million year-over-year
  - Down from $64 million to $26 million
  - Progress in returning to pre-bankruptcy terms; tracking ahead of internal forecasts

- Company continues to focus on restoring trade credit with vendors
  - All of our larger vendors and more than half of all vendors have agreed to terms
  - Opportunities for additional one-time cash generation upon re-establishment of terms

Balance Sheet Review – Cont'd

- Company expects tax refund of approximately $5 million in Q4 of FY14
- Bayside resolution reached
  - $25.1 million early termination fee and $1.3 million of potential interest expense placed into escrow
  - Agreement called for $21 million payment; $5.4 million refunded from escrow to the company ($4.1 million partial refund and $1.3 million interest expense)

One-time Cash Generation Events and Opportunities

Events and Opportunities	Amounts ($'s in millions)	Commentary
Prepaid Inventory	$14.1	Realized during H1-13
Bayside Settlement	$5.4	Received in October 2013
Tax Refund	$5.0	Expect to receive in fiscal Q4
AP Normalization	TBD	Continued focus on re-establishing terms with vendors
Inventory Reduction	TBD	SKU rationalization, DC consolidation, other efficiency initiatives
Accounts Receivable	TBD	Timing of collections expected to be positively impacted by Process Improvement Program

Generating cash from efficient management of working capital remains a top management priority

School Specialty

Condensed Consolidated Balance Sheet Comparison

(In Thousands, Except Share and Per Share Data)

	Successor Company	Predecessor Company	
	October 26, 2013	April 27, 2013	October 27, 2012
ASSETS			
Current assets:			
Cash and cash equivalents	$ 10,671	$ 20,769	$ 5,577
Restricted cash	0	26,302	2,708
Accounts receivable, less allowance for doubtful accounts of $2,176, $926 and $2,597, respectively	122,180	58,942	119,275
Inventories	67,744	92,582	84,769
Deferred catalog costs	3,433	8,924	3,377
Prepaid expenses and other current assets	14,087	29,901	13,371
Assets held for sale	2,928	-	-
Refundable income taxes	5,024	9,793	3,520
Deferred taxes	-	-	4,797
Total current assets	226,067	247,213	237,394
Property, plant and equipment, net	37,567	39,209	50,836
Goodwill	25,535	-	41,093
Intangible assets, net	46,681	110,306	119,120
Development costs and other	36,847	30,079	35,807
Deferred taxes long-term	51	51	390
Investment in unconsolidated affiliate	715	715	9,882
Total assets	$ 373,463	$ 427,573	$ 494,522

School Specialty

Consolidated Balance Sheet Comparison (Cont'd)

(In Thousands, Except Share and Per Share Data)

	Successor Company	Predecessor Company	
	October 26, 2013	April 27, 2013	October 27, 2012
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)			
Current liabilities:			
Current maturities - long-term debt	$ 5,334	$ 198,302	$ 10,833
Accounts payable	25,763	22,897	63,770
Accrued compensation	13,144	7,197	10,974
Deferred revenue	3,088	2,237	3,481
Accrued fee for early termination of long-term debt	0	25,000	-
Other accrued liabilities	19,310	21,905	20,423
Total current liabilities	66,639	277,538	109,481
Long-term debt - less current maturities	152,227	-	284,519
Other liabilities	2,107	925	587
Liabilities subject to compromise	-	228,302	-
Total liabilities	220,973	506,765	394,587
Commitments and contingencies			
Stockholders' equity (deficit):			
Predecessor preferred stock, $0.001 par value per share, 1,000,000 shares authorized; none outstanding	-	-	-
Predecessor common stock, $0.001 par value per share, 150,000,000 shares authorized; 24,599,159 and 24,597,856 shares issued, respectively	-	24	24
Predecessor capital in excess of par value	-	446,232	445,059
Predecessor treasury stock, at cost, 5,420,210 and 5,420,210 shares, respectively	-	(186,637)	(186,637)
Successor preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-	-
Successor common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	-	-
Successor capital in excess of par value	120,955	-	-
Accumulated other comprehensive income (loss)	(106)	22,381	22,486
Retained earnings (accumulated deficit)	31,640	(361,192)	(180,997)
Total stockholders' equity (deficit)	152,490	(79,192)	99,935
Total liabilities and stockholders' equity (deficit)	$ 373,463	$ 427,573	$ 494,522

School Specialty

Working Capital Analysis

	1Q13	1Q14	Y-O-Y Change	2Q13	2Q14	Y-O-Y Change
Accounts receivable, net	$178.3	$138.9	$39.4	$119.3	$122.2	$(2.9)
Inventories	$112.5	$104.9	$7.6	$84.8	$67.7	$17.1
Prepaid expenses and other current assets	$11.1	$26.7	$(15.6)	$13.4	$14.1	$(0.7)
Accounts payable	$103.1	$49.1	$(54.0)	$63.8	$25.8	$(38.0)

	1Q13	1Q14	% Change
Days Sales Outstanding	91.7	80.9	(11.8)%
Days Inventory Outstanding	94.6	100.1	5.8%
Days Payable Outstanding	86.7	46.9	(45.9)%

	2Q13	2Q14	% Change
Days Sales Outstanding	62.6	70.2	12.1%
Days Inventory Outstanding	73.4	63.3	(13.7)%
Days Payable Outstanding	55.2	24.1	(56.4)%

School Specialty

Consolidated Statement of Cash Flows

In Thousands

	Successor Company	Predecessor Company	
	Twenty Weeks Ended October 26, 2013	Six Weeks Ended June 11, 2013 (As Restated)	Six Months Ended October 27, 2012
Cash flows from operating activities:			
Net income	$ 31,640	$ 76,068	$ 32,502
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation and intangible asset amortization expense	9,480	2,983	13,985
Amortization of development costs	3,678	918	3,994
Non-cash reorganization items	(458)	(99,668)	-
Amortization of debt fees and other	974	9	3,779
Change in fair value of interest rate swap	622	-	-
Impairment of long-term asset	-	-	1,414
(Income) loss of unconsolidated affiliate	-	-	18
Share-based compensation expense	-	-	723
Non-cash interest expense	556	-	4,497
Changes in current assets and liabilities:			
Accounts receivable	(55,442)	(8,011)	(56,356)
Inventories	34,942	(18,255)	15,737
Deferred catalog costs	3,737	1,754	8,008
Prepaid expenses and other current assets	17,596	722	(2,212)
Accounts payable	(12,488)	11,012	(11,001)
Accrued liabilities	(14,331)	12,488	4,446
Accrued bankruptcy-related reorganization costs	(6,188)	-	-
Net cash provided by (used in) operating activities	14,318	(19,980)	19,534
Cash flows from investing activities:			
Additions to property, plant and equipment	(2,066)	(243)	(2,460)
Change in restricted cash	26,302	-	(2,708)
Investment in product development costs	(2,246)	(463)	(3,182)
Proceeds from disposal of property, plant and equipment	750	-	-
Proceeds from note receivable	-	-	3,000
Net cash provided by (used in) investing activities	22,740	(706)	(5,350)
Cash flows from financing activities:			
Proceeds from bank borrowings	228,956	87,538	819,753
Repayment of bank borrowings	(249,241)	(79,977)	(819,591)
Issuance of debt	-	165,924	-
Repayment of debtor-in-possesion financing	-	(148,619)	-
Payment of early termination fee	(26,399)	-	-
Refund of early termination fee	5,399	-	-
Payment of debt fees and other	(636)	(9,415)	(9,253)
Net cash provided by (used in) financing activities	(41,921)	15,451	(9,091)
Net increase/(decrease) in cash and cash equivalents	(4,863)	(5,235)	5,093
Cash and cash equivalents, beginning of period	15,534	20,769	484
Cash and cash equivalents, end of period	$ 10,671	$ 15,534	$ 5,577

Process Improvement Program
Status Update

School Specialty

Process Improvement Program

Focus continues to be in the following areas:

- **Phase I:**
  - Warehouse and Distribution Center Consolidation
  - SKU Rationalization
  - Product Management and Sales & Operations Planning (S&OP)
  - LEAN Process Implementations (companywide)
  - Monetization/Elimination of non-core assets (ex: Printing Ops.)

- **Phase II:**
  - Sales, Marketing and Merchandising Alignment
  - SKU Rationalization (ongoing)
  - Customer Care Process Management
  - Corporate Consolidation Programs

Company on track to realize anticipated P&L and cash savings in FY14 and beyond

Process Improvement Program Updates

Update on Warehouse and Distribution Center Consolidation and Reconfiguration

- Two (2) distribution centers successfully closed during 2Q
- Reconfiguration of Mansfield, OH facility underway with expected completion in March 2014
- System enhancements underway to improve utilization, accuracy and efficiencies
- Progress will be rigorously measured against targets

Update on SKU Rationalization

- Removed over 11,000 SKU's from distribution network and product offering
- Immediate savings in catalog production costs and reduced storage requirements
- Future savings to be realized in demand planning and inventory management with lower working capital requirements

Update on Product Management and Sales and Operation Planning

- New internal review process implemented in October 2013
- Near-term focus on improving collaboration and visibility around FY15 peak season (demand planning, sourcing/merchandising and inventory build)
- Savings for freight and warehousing and material costs expected in FY15

These actions are expected to generate

$12-$15 million of annualized savings (run-rate)

School Specialty

Process Improvement Program

<u>**Phase II Roll-out Began Ahead of Schedule**</u>

- ***Customer Care and Service Functions*** – began the process to streamline administrative functions and potentially outsource non-customer facing activities (ex: order entry); looking at systems to better integrate and support sales efforts via Oracle

- ***Furniture Business Units*** – Stabilized production and meeting demand requirements; implementing process reforms in supply chain and production; branding, marketing and sales initiatives to roll-out in FY15

- ***Digital Upgrades and Investments*** – working on the redesign of the School Specialty and brand-specific websites; focus on improving functionality and user interface; big push towards improving ecommerce/buying touch points (supplies, furniture, curriculum)

- ***Sales, Marketing and Merchandising Realignment*** – began the due diligence phase of process mapping for these three critical function areas; will begin territory mapping efforts in CY15 which will be part of the go-to-market plan for the next 3-5 years

Fiscal Year 2014 Outlook

FY14 Financial Outlook

Reiterating prior guidance based on 1H14 results, back orders and visibility into 2H14

- Net revenues expected to be $620 - $630 million, towards the mid to high-end of the range
- Business conditions improving with stronger order flow continuing into November 2013; tracking in line with FY14 plan post-reorganization
  - Supplies business tracking slightly ahead of initial projections
  - Furniture business rebounding given improvements in manufacturing/procurement (bigger push in FY15)
  - Curriculum business slightly behind internal forecast; expect growth in FY15 as a result of new programs/adoptions
- Gross profit margins to be comparable with prior years
- SG&A tracking in line with budget based on lower fixed overhead
  - $3-$5 million of savings from Process Improvement Programs (in FY14)
  - One-time cash generation expected in excess of $20 million (in FY14)
- Restructuring charges anticipated to be $12-$14 million
- Cap Ex (which includes product R&D) to be approximately $18 million (initially budgeted at $19 million)
- EBITDA expected to be $40-$44 million, which includes $2 million of public company costs not originally included in disclosure statement forecast (in line with Disclosure Statement projections)

School Specialty

Strategic Initiatives to Position SSI for Growth

- Develop Solutions
- Ensure Consistent Deliveries
- Transition to and Integrate with Digital

- Promote Widest Assortment
- Alignment of Merchandising & Sales
- Defined Market Approach

- Develop New Markets
- Win Back Lost Customers
- Customer Needs Are First

Promote our Brands
Leverage the SSI Network

School Specialty

Top Corporate Priorities

- ✓ Management and the Board of Directors are singularly focused on creating value for all stakeholders
  - ✓ Increase EBITDA and recurring free cash flow
    - ✓ Stabilize and then grow revenue
    - ✓ Align organization and footprint to reflect current sales, generating significant cost savings and productivity gains
    - ✓ Prioritize product R&D/capital expenditures to focus on high ROI opportunities
  - ✓ Realize available one-time cash generation opportunities
  - ✓ Invest in employees and the organization
  - ✓ Build an infrastructure that supports sustainable and profitable growth

Positioning for a Profitable Future



Data Suggests Trough of K-12 Market with Pent-up Demand
Signs Point to Increased Spending in Addressable Markets
Strong Customer Reach and Long-Term Relationships
School Specialty®
Largest Nationwide Distribution Network in Market
Opportunities to Penetrate Markets through Focused Sales Force Realignment
Diverse Product Offering of Proprietary and 3rd-Party Brands
Significant Cost Saving Opportunities
High Operating Leverage with Working Capital Improvements Underway
Business Optimization & Process Improvement Initiatives to Positively Impact P&L and Balance Sheet

Investor Contacts:

David N. Vander Ploeg
Chief Financial Officer
920.882.5854
david.vanderploeg@schoolspecialty.com

Kevin Baehler
SVP, Corporate Controller
920.882.5882
kevin.baehler@schoolspecialty.com

Glenn Wiener
Investor Relations
920.243.5392
IR@schoolspecialty.com